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                                                                   Exhibit 23.19

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to incorporation by reference of our reports dated February 8, 1996, except for Note (4) for which the date is February 15, 1996 (Albuquerque C.I. Associates, L.P.); February 16, 1996 (C.I. Nashville, Inc.); February 8, 1996 (Wichita C.I. Associates III, L.P.); and February 19, 1996 (Topeka C.I. Associates, L.P.) appearing in the Registration Statement on Form S-8 of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company filed with the Securities and Exchange Commission on or about January 13, 1998.

                                     /s/ MAYER HOFFMAN MCCANN L.C.

Kansas City, Missouri
January 7, 1998